NBTY, INC.
                              90 Orville Drive
                           Bohemia, New York 11716



                                       February 20, 1996


To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of NBTY, Inc. at 10:00 A.M., local time, on Monday, March 25, 1996 at the Marriott Windwatch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788.

      At the meeting, in addition to considering and acting on the matter described in the attached Proxy Statement, stockholders will have an opportunity to ask questions of general interest about the affairs of the Company that might be of interest to stockholders generally.

      I sincerely hope that you will join us on March 25, 1996.

                                       Very truly yours,


                                       Scott Rudolph
                                       Chairman of the Board
                                       President and Chief
                                       Executive Officer


                           YOUR VOTE IS IMPORTANT
                   PLEASE SIGN, DATE AND RETURN YOUR PROXY



                                 NBTY, INC.
                  90 Orville Drive, Bohemia, New York 11716


                  Notice of Annual Meeting of Stockholders


      The Annual Meeting of Stockholders of NBTY, Inc. will be held at the Marriott Windwatch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788 on March 25, 1996, at 10:00 A.M., local time, for the following purposes:

            (1) to elect two Class I Directors, Aram Garabedian and Bernard G. Owen (presently Class I Directors) and Alfred Sacks (presently a Class II Director) to serve until the 1999 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

            (2) to ratify the designation by the Board of Directors of Coopers & Lybrand L.L.P. as independent certified public accountants to audit the consolidated financial statements of the Company for the 1996 fiscal year.

            (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on February 14, 1996 are entitled to notice of and to vote at the Meeting.

                                       By order of the Board of Directors,


                                       Scott Rudolph
                                       Chairman of the Board
                                       and President

Bohemia, New York
February 20, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT TO THE COMPANY'S SECRETARY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.



                                 NBTY, INC.
                  90 Orville Drive, Bohemia, New York 11716


                               PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS


            SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

      Stockholders are being asked to re-elect three Directors to Class I:
Aram Garabedian and Bernard G. Owen (presently Class I Directors) and Alfred Sacks (presently a Class II Director) to serve until the 1999 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The Board of Directors is divided into three classes, Class I Directors, Class II Directors and Class III Directors. Each Class serves for a term of three years or until their successors are elected.

      Proposal Number One is to ratify the designation by the Board of Directors of Coopers & Lybrand L.L.P. as independent certified public accountants to audit the consolidated financial statements of the Company for the 1996 fiscal year.

      The Board of Directors of the Company recommends a vote FOR the above proposal and for the election of the Directors.

      (This Summary is qualified in its entirety by the more detailed information appearing within this Proxy Statement).


                   INFORMATION CONCERNING THE SOLICITATION

      The Proxy Statement and enclosed Proxy are being furnished to all holders of the common stock, par value $.008 per share (the "Common Stock"), of NBTY, Inc. (the "Company"), a Delaware corporation, in connection with a solicitation of proxies in the form enclosed by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on March 25, 1996, and at any adjournments thereof. The persons named as proxies were selected by the Board of Directors of the Company and are an executive officer and General Counsel, respectively, of the Company.

      The Company anticipates first sending this Proxy Statement and the enclosed Proxy to its stockholders on or about February 20, 1996. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended September 30, 1995 is being mailed with this Proxy Statement to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material.

      The enclosed Proxy provides that each stockholder may specify that his or her shares be voted "FOR" the election of the named nominees to the Company's Board of Directors with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee or nominees; and voted "FOR", "AGAINST" or "ABSTAIN" from voting with respect to the ratification of the designation by the Board of Directors of Coopers & Lybrand L.L.P as independent certified public accountants to audit the consolidated financial statements of the Company for the 1996 fiscal year. If properly executed and returned in time for the meeting, the enclosed Proxy will be voted as specified therein. Except with respect to broker non-votes, where a signed Proxy is returned, but no choice is specified, the shares will be voted "FOR" the election of each named nominee to the Company's Board of Directors, and ratification of the Company's independent public accountants. In accordance with Delaware law, broker non-votes will not be counted and will be treated as not present for purposes of calculating the vote on a proposal for which no specification is made in the Proxy. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders. Execution of a Proxy given in response to this solicitation will not affect a stockholder's right to attend the meeting and to vote in person. Presence at the meeting of a stockholder who has signed a Proxy does not alone revoke a Proxy. Any Proxy may be revoked by a stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. Any stockholder who executes and returns a Proxy may revoke it by executing a subsequent Proxy or by giving written notice of revocation to the Secretary of the Company at any time before it is voted at the meeting.

      The Company has fixed the close of business on February 14, 1996 as the record date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the meeting. On that date, the Company had issued and outstanding 19,477,676 shares of its Common Stock which are the only outstanding shares of the capital stock of the Company. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by Proxy at the Annual Meeting in order for a quorum to be present.


                          1. ELECTION OF DIRECTORS

      The Company's Amended and Restated By-Laws provide that the members of the Board of Directors of the Company shall be divided into three classes and that the number of directors constituting the Board of Directors, and each Class thereof, shall from time to time be fixed and determined by a vote of a majority of the Company's whole Board of Directors serving at the time of such vote. The Board of Directors is now comprised of nine members, with Class I consisting of two members, Class II consisting of five members and Class III consisting of two members who shall serve until the end of each respective term, or until their successors are duly elected and qualified. The Board of Directors has nominated Aram Garabedian and Bernard G. Owen for election as Class I directors at the Annual Meeting. Each of the nominees are currently serving as Class I directors of the Company. In order to better equalize the Board membership for each of the three Classes of Directors, it is proposed to reclassify the Board as follows: one Class II Director whose term now expires at the 1997 Annual Meeting of Stockholders, will be added to Class I: Alfred Sacks will stand for election with the nominees in Class I this year so that, if elected, his term will be co-terminus with Class I Directors.

      Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of the shares present in person or represented by proxy at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority or broker non-vote) have no impact in the election of directors, except to the extent the failure to vote for the individual results in another individual receiving a larger number of votes.

      Stockholders of the Company do not have cumulative voting rights with respect to the election of directors. It is the intention of the persons named in the enclosed form of Proxy to vote such Proxy "FOR" the election of the named nominees for Class I directorships unless authorization is withheld on the Proxy. Should any nominee be unable or unwilling to serve as a director, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

Information as to Director Nominees and Directors:

      The following table provides information as of February 14, 1996, with respect to each of the Company's directors and director nominees.

                                                              Served as
                                                           Director of the
      Name                   Age    Position                Company Since
--------------------------------------------------------------------------

CLASS I--Terms Expiring at the 1996 Annual Meeting of Stockholders

      Aram Garabedian        60     Director                    1971

      Bernard G. Owen        67     Director                    1971

CLASS II--Terms Expiring at the 1997 Annual Meeting of Stockholders

      Murray Daly            68     Director                    1971

      Alfred Sacks           68     Director                    1971

      Scott Rudolph          38     President and Chairman      1986

      Bud Solk               61     Director                    1994

      Nathan Rosenblatt      39     Director                    1994

CLASS III--Terms Expiring at the 1998 Annual Meeting of Stockholders

      Arthur Rudolph         67     Director                    1971

      Glenn Cohen            36     Director                    1988

Background

      For more than the past five years, the following directors and nominees have held the positions indicated:

      Scott Rudolph is the Chairman of the Board of Directors, President, Chief Executive Officer and is a principal shareholder of the Company. He joined the Company in 1986. Mr. Rudolph is a Trustee of Dowling College, Oakdale, New York.

      Arthur Rudolph founded the Company in 1971 and has served as the Company's Chief Executive Officer and Chairman of the Board of Directors since that date until his resignation in September, 1993. In January, 1995 Mr. Rudolph agreed to act as a consultant to the Company. He remains a member of the Board of Directors. He is the father of Scott Rudolph.

      Aram Garabedian is and has been since 1988, a Senior Vice President of BLISS Properties, a real estate firm engaged in development and management in Rhode Island. He is also President of One Financial Center Plaza L.L.C. He had been associated with NBTY, Inc. for 20 years as Senior Vice President of Sales. He has served as a Director since 1971.

      Bernard G. Owen is the President of Cafiero, Cuchel and Owen Insurance Agency.

      Alfred Sacks is the President of Al Sacks, Inc., an insurance agency.

      Murray Daly, formerly a Vice President of J. P. Egan Office
Equipment Co., is currently a consultant to the office equipment industry.

      Glenn Cohen is the President of Glenn-Scott Landscaping & Design.

      Bud Solk had been President of Bud Solk Associates, Inc., a full service advertising and marketing agency located in Chicago, Illinois, founded by him in 1958. Effective February, 1996, Mr. Solk's firm merged with Chase/Ehrenberg & Rosene, Inc., an advertising and marketing organization of which Mr. Solk became President.

      Nathan Rosenblatt is the President and Chief Executive Officer of Ashland Maintenance Corp., a commercial maintenance organization located in Long Island City, New York.

      The Board of Directors recommends a vote FOR the election of the Class I Directors, Aram Garabedian and Bernard G. Owen and for the election of Alfred Sacks (presently a Class II Director) to Class I. If elected, the term of all such nominees will expire in 1999.

Committees and Meetings of the Board of Directors

      The Company has established Audit, Acquisition, Nominating and Compensation Committees to assist the Board of Directors in discharging its responsibilities.

      The Audit Committee currently consists of Scott Rudolph, Arthur Rudolph and Aram Garabedian. The responsibilities assigned to the Audit Committee include reviewing with the Company's independent auditors the scope and results of the auditing engagement, review of the Company's internal auditing procedures and adequacy of the internal controls. The Compensation Committee reviews and determines the Company's policies with respect to compensation of officers and directors and employee benefit plans. Its members are Arthur Rudolph, Glenn Cohen and Alfred Sacks. The Acquisition Committee, consisting of Scott Rudolph, Bernard G. Owen and Murray Daly, identifies and evaluates potential acquisitions. The Nominating Committee consists of Scott Rudolph, Arthur Rudolph and Nathan Rosenblatt. Its function is to review nominations for executive positions.

      The Company's Board of Directors held four meetings and the Audit, Acquisition Nominating and the Compensation Committees each held one meeting during 1995. In addition, various actions were taken by the Board of Directors by written consent of the Directors.

Compensation of Directors

      During fiscal 1995, the Company paid each of the eight Directors who were not also officers of the Company $17,500 each, for a total of $140,000 for services rendered as Directors. Each Director is entitled to reimbursement for out-of-pocket expenses to attend meetings. Any Director who is an officer of the Company did not receive additional compensation for his services as a Director.


Principal Stockholders and Security Ownership of Management

      Except as otherwise set forth below the following table sets forth certain information as of January 29, 1996, concerning shares of the Company's Common Stock held by (i) each director or nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table (a "Named Executive Officer") set forth below,
(iii) all directors and executive officers of the Company as a group and
(iv) each other stockholder owning beneficially at least 5% of the outstanding Common Stock.

                                        Number of Shares
                                          Beneficially      Percentage
   Directors                                  Owned          Ownership
-----------------------------------------------------------------------

   Scott Rudolph (a)(b)(c)                  3,337,686          17.14
   Arthur Rudolph (a)(b)(c)                   501,800           2.7
   Aram Garabedian (a)(b)(e)                   24,000           *
   Bernard G. Owen (a)(b)(e)                   41,000           *
   Alfred Sacks (a)(b)(e)                      24,000           *
   Murray Daly (a)(b)(e)                       27,000           *
   Glenn Cohen (a)(b)(e)                       12,000           *
   Bud Solk                                         0           0
   Nathan Rosenblatt                                0           0

   Other Named Executive Officers

   Harvey Kamil (a)(b)                        768,439           4.2
   Barry Drucker (a)(b)(e)                     43,600           *

   Other

   All Directors and Executive Officers
    as a group (11 persons)(a)(b)(c)        4,779,525          24.30

   Nature's Bounty, Inc.
     Profit Sharing Plan (a)                1,021,806           5.25

   Mathers & Company, Inc. (a)(d)           1,818,500           9.34

-------------------
<F1> (a)   Each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned.
<F2> (b)   Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon exercise of options (including employee stock options) and any other beneficial ownership of securities held by such person or group.
<F3> (c)   Includes shares held in a Trust created by Arthur Rudolph for the benefit of Scott Rudolph and others.
<F4> (d)   Based on information set forth in the Schedule 13G and 13F filings made by Mathers & Company, Inc., in September, 1994.
<F5> (e)   An asterisk (*) in the table means percentage ownership of less than one percent.

                         SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                                              Compensation Awards(1)        All Other
                                      Annual Compensation    ------------------------     Compensation:
     Name and                         -------------------    Restricted       Stock       Pension Plan
Principal Position            Year    Salary $    Bonus $    Stock ($)      Options #    and 401(k) Plan
--------------------------------------------------------------------------------------------------------

Scott Rudolph                 1995    458,427     200,000                                     1,422
  Chairman of the Board,      1994    440,092           0                                     3,256
  President and Chief         1993    346,077     100,000                                     4,212
  Executive Officer

Harvey Kamil                  1995    254,383     100,000                                     1,178
  Executive Vice President    1994    239,607           0                                     4,077
  Chief Financial Officer     1993    195,624     100,000                                     4,212

Barry Drucker                 1995    249,461     150,000                                     1,160
  Senior Vice President       1994    249,519     150,000                                     4,016
                              1993    207,789      50,000                                     4,062

James Flaherty                1995    145,960      25,000                                       834
  Vice President              1994    133,269      25,000                                     4,265
  Marketing & Advertising     1993    114,231      25,000                                     2,238

James H. Taylor               1995    121,191      75,000                                       919
  Vice President              1994    116,539      60,000                                     4,300
  Production                  1993     98,461      48,000                                     2,660

-------------------
<F1>   None awarded during fiscal 1995.

Aggregate Option Exercises in Last Fiscal Year

      As a result of exercise of stock options, an aggregate of 430,000 shares were issued to certain officers and directors as a result of exercise of stock options.

Employment Agreements

      In February 1994, the Compensation Committee of the Board of Directors recommended approval, and the Board of Directors approved employment agreements for the two following senior officers:

      Scott Rudolph, President of the Company, entered into an employment agreement effective February 1, 1994, as amended, to terminate in January, 2004, providing for annual compensation of $450,000 with annual cost of living index increases, bonuses and other fringe benefits accorded other executives of the Company.

      Harvey Kamil, Executive Vice President of the Company, entered into an employment agreement effective February 1, 1994, to terminate in January, 2004, providing for annual compensation of $250,000 with annual cost of living index increases, bonuses and other fringe benefits accorded other executives of the Company.

      Each of the above agreements also provides for the immediate acceleration of the payment of compensation and the registration and sale of all issued stock, stock options and shares underlying options in the event of a change of control, a tender offer for shares of the Company, which offer was not authorized by the Board of Directors, or involuntary
(i) termination of employment, (ii) reduction of compensation, (iii) diminution of responsibilities or authority.

Executive Compensation Policies

      Compensation packages generally include base salary, stock options, executive benefits, and in certain years, a performance bonus. Factors considered have typically included the results of the performance review of each executive officers' performance and an evaluation of the significance of the executives' contribution. The compensation packages have been designated to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company.

      The Company has attempted to set the base salary of its executive officers to be competitive within the nutritional supplement industry. In addition, base salaries have reflected the Company's operating philosophy, strategic direction and cost-conscious orientation. The Company conducts performance reviews to determine and adjust each executive officer's base salary. During the past 10 years, stock options have generally been a component of executive officers' total compensation. Since stock options become exercisable over a ten year period, their ultimate value is dependant on the long-term appreciation of the Company's stock price. Such options are intended to increase executive officers' equity interests in the Company, providing executives with the opportunity to share in the future value they are responsible for creating. In addition to the standard benefits package offered to its executives, the Company provides company cars to all of its executive officers.

Profit Sharing Plan (formerly Employee Stock Ownership Plan)

      The Company has a Profit Sharing Plan pursuant to which the Company can elect to make contributions of cash and/or Common Stock to a related trust for the benefit of all employees as defined.

NBTY, Inc. Profit Sharing Plan (formerly Employees Stock Ownership Plan and Trust)

      The basic terms of the Plan are as follows:

      Eligibility

            All employees of the Company, including officers, over the age of 21 and who have been employed by the Company for one year or more are eligible participants in the Plan.

      Contributions

            Contributions are made on a voluntary basis by the Company. There is no minimum contribution required in any one year.

            There will be no contributions required by an employee. All contributions will be made by the Company at the rate of up to 15% of the Company's annual payroll, at the discretion of the Company. Each eligible employee receives an account or share in the Trust and the cash and/or shares of stock contributed to the Plan each year are credited to his or her account.

      Vesting

            Once an employee is eligible, a portion of the stock in his or her account becomes "vested" each year. For all participating employees after January 1, 1989, the vesting is as follows: less than five years --no vesting; five or more years--fully vested.

Defined Contribution Savings Plan

     The Company has adopted a defined Contribution Savings Plan qualified under Section 401(k) of the Internal Revenue Code. The employees of the Company who have completed six months of service and have attained the age of twenty and one-half may elect to contribute to this plan in accordance with the Company's guidelines. Each year the Board of Directors will vote to determine the amount, if any, of matching contributions up to a maximum equal to the lesser of two percent of each employee's annual gross compensation or the amount contributed, if any, by each employee.

Compensation Committee's Report on Executive Compensation

      The Company's Compensation Committee has determined generally to retain base salary, stock options, executive benefits and performance bonuses as components in the Company's executive compensation packages. In setting the compensation levels for executive officers, the Committee expects to be guided by the following considerations:

      * compensation levels should be competitive with compensation generally being paid to executives in other nutritional supplement companies;

      * a significant portion of the executive officer's compensation may be awarded in the form of stock options to closely link shareholder and executive interests and to encourage stock ownership by executive officers;

      * each individual executive officer's compensation should, to the extent possible, reflect the performance of the Company as a whole, the performance of the officers' business unit, and the performance of the individual executive; and

      * executive compensation should reflect the Company's unique, entrepreneurial and cost-conscious orientation.

Summary

      The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the nutritional supplement industry. The Compensation Committee recognizes its responsibility to the Company's stockholders to increase the value of the Company's Common Stock and intends to continue to review, establish and implement compensation policies that are consistent with competitive practices, are based on the Company's and the executives' performance and permit the Company to attract, motivate and retain executives who will lead the Company.

                                       The Compensation Committee

                                       Arthur Rudolph, Chairman
                                       Alfred Sacks
                                       Glenn Cohen

      The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Performance Graph

      The following graph illustrates, for the period from September, 1989 (Base Year) through September, 1995, the cumulative total shareholder return of $100 invested in (1) The Company's common stock, (2) Nasdaq Stock Market--US and (3) Nasdaq Health Services.


                                           Cumulative Total Return
                                  9/90   9/91   9/92   9/93    9/94    9/95
---------------------------------------------------------------------------

NBTY, Inc.                NBTY    100     63    717    2,938   1,738   941
Nasdaq Stock Market--US   INAS    100    157    176      231     233   321
Nasdaq Health Services    INAH    100    219    242      282     356   368


<F1> *    $100 invested on 09/30/90 in stock or index--including reinvestment of dividends. Fiscal year ending September 30.


                                    Nasdaq

                   1996              1995               1994
    Fiscal     ------------    ----------------   ----------------
    Quarter    High     Low    High      Low      High      Low
    --------------------------------------------------------------

    First      5-3/4    4      10-1/2    4-3/4    21-1/2    16-1/8
    Second                      8-3/8    5-1/16   24-1/4    16
    Third                       6-7/8    5-7/16   22-1/4     7-1/4
    Fourth                      7-1/4    5-1/2    11-3/8     7-1/4

      The price of the Company's Common Stock on February 7, 1996 was 5-7/16.

      The Company's Common Stock is traded over-the-counter and is included in the Nasdaq-National Market System (symbol NBTY).


                               DIVIDEND POLICY

      Determination as to the payment of cash or stock dividends will depend upon the Company's results of operation, financial condition and capital requirements and such other factors as the Company's Board of Directors may consider.


                             PROPOSAL NUMBER ONE

      The Board of Directors has designated Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the consolidated financial statements for the year 1996. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have an opportunity to make a statement is they desire to do so and to respond to appropriate questions.

      The Board of Directors recommends that the Stockholders vote "FOR" the designation of Coopers & Lybrand L.L.P.


                STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Stockholder proposals for the next Annual Meeting of Stockholders of the Company must be received at the principal executive offices of the Company, 90 Orville Drive, Bohemia, New York 11716, not later than December 31, 1996 in order to be included in the Company's Proxy Statement for such meeting. All stockholder proposals should be submitted in writing to the Secretary of the Company.

Additional Available Information

      The Company is subject to information and reporting requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, documents and other information with the Securities and Exchange Commission relating to its business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy, and other materials used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may have been made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their expenses. The extent to which this will be necessary depends entirely on how prompt proxies are received and, for this reason, Stockholders are urges to send their proxies without delay.


                        TRANSACTION OF OTHER BUSINESS

      As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxy on such matters in accordance with their judgment.

                                       Scott Rudolph
                                       Chairman of the Board and President

Bohemia, New York
Dated: February 20, 1996